Financial Statements of

STW RESOURCES, INC.
(a Development Stage Company)

As of and for the three and nine months ended September 30, 2009

STW RESOURCES, INC.

TABLE OF CONTENTS

BALANCE SHEETS                                                                                                                     1
STATEMENTS OF OPERATIONS                                                                                            2
STATEMENTS OF CASH FLOWS                                                                                           3
STATEMENTS OF SHAREHOLDERS’ EQUITY                                                                    4
NOTES TO FINANCIAL STATEMENTS                                                                                5

STW RESOURCES, INC.
(A Development Stage Company)
Balance Sheets

	September 30,	December 31,
	2009	2008
	(Unaudited)	(Audited)
Assets

Current assets
Cash and cash equivalents	$75,654	$17,639
Other current assets	128,933	52,112
Total current assets	204,587	69,751

Property and equipment, net of accumulated
depreciation of $7,373 and $13,640	13,694,356	9,759,939

Total Assets	$13,898,943	$9,829,690

Liabilities and Shareholders' Equity

Current liabilities
Accounts payable	$9,734,054	$5,465,972
Accrued expenses	388,401	18,332
Notes payable - current, net of $181,557 of unamortized
discount at September 30, 2009	2,000,494	235,800
Total current liabilities	12,122,949	5,720,104

Note payable - non-current	-	62,181

Commitments and contingencies

Shareholders' equity
Preferred stock, par value $.00001 per share,
Authorized 10,000,000 shares, Issued 100 shares at
December 31, 2008. No shares issued at September 30, 2009	-	-
Common stock, par value $.00001 per share, Authorized
250,000,000 shares, issued 26,355,075 shares at
September 30, 2009, and 23,463,825 at December 31, 2008	264	235
Paid-in capital	8,086,230	6,693,738
Deficit accumulated during the development stage	(6,310,500)	(2,646,568)
Total shareholders' equity	1,775,994	4,047,405

Total Liabilities and Shareholders' Equity	$13,898,943	$9,829,690

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statements of Operations
(Unaudited)					Inception
					(January 28, 2008)
	Three Months Ended September 30,		Nine Months Ended September 30,		Through
	2009	2008	2009	2008	September 30, 2009

Revenues	$-	$-	$34,000	$-	$34,000

Cost of Sales	-	-	35,355	-	35,355
	-	-	(1,355)	-	(1,355)

Expenses
General and administrative
Salaries and benefits	402,413	308,980	1,634,830	728,662	2,658,263
Professional fees	142,195	265,286	779,124	501,119	1,493,989
Stock-based compensation	-	16,223	600,300	202,557	833,793
Travel	20,480	68,520	73,378	126,685	322,776
Other	53,101	61,306	158,848	166,421	463,422
Total general and administrative	618,189	720,315	3,246,480	1,725,444	5,772,243
Operating loss	(618,189)	(720,315)	(3,247,835)	(1,725,444)	(5,773,598)

Other expense
Interest, net	105,016	33	416,097	96,904	536,902
Total other expense	105,016	33	416,097	96,904	536,902

Loss before income taxes	(723,205)	(720,348)	(3,663,932)	(1,822,348)	(6,310,500)

Income taxes	-	-	-	-	-

Net loss	$(723,205)	$(720,348)	$(3,663,932)	$(1,822,348)	$(6,310,500)

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statements of Cash Flows
(Unaudited)			Inception
			(January 28, 2008)	Inception
	For the Nine Months Ended		Through	(January 28, 2008)
	September 30,		September 30,	Through
	2009	2008	2009	December 31, 2008

Cash flows from operating activities
Net income (loss)	$(3,663,932)	$(1,822,348)	$(6,310,500)	$(2,646,568)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	20,360	5,702	34,000	13,640
Write-off of project pilot costs	14,960	-	14,960	-
Amortization of debt issue costs	303,547	2,000	358,647	55,100
Fair value of common shares attached to notes payable	25,314	-	75,709	50,395
Notes payable issued for deferred compensation	800,436	-	800,436	-
Stock-based compensation	600,300	202,557	833,793	233,493
Fair value of equity issued for consulting services	273,983	-	273,983	-
Loss on sale of equipment	7,449	-	7,449	-
Changes in operating assets and liabilities:
(Increase) decrease in prepaid expenses and other
current assets	32,189	(65,216)	(19,923)	(52,112)
Increase in accounts payable and accrued expenses	674,210	767,123	1,303,924	629,714
Net cash used in operating activities	(911,186)	(910,182)	(2,627,524)	(1,716,338)

Cash flows from investing activities
Acquisition of property and equipment	(67,887)	(4,627,248)	(4,986,876)	(4,918,989)
Sale of equipment	64,500	-	64,500	-
Net cash used in investing activities	(3,387)	(4,627,248)	(4,922,376)	(4,918,989)

Cash flows from financing activities
Issuance of notes payable	1,150,000	1,326,358	2,560,819	1,410,819
Repayment of notes payable	(94,269)	(1,107,731)	(1,207,109)	(1,112,840)
Debt issue costs	(176,200)	-	(231,300)	(55,100)
Equity issuances, net	93,057	5,605,658	6,503,144	6,410,087
Net cash provided by financing activities	972,588	5,824,285	7,625,554	6,652,966

Net increase in cash and cash equivalents	58,015	286,855	75,654	17,639

Cash at beginning of period	17,639	-	-	-
Cash at end of period	$75,654	$286,855	$75,654	$17,639

Supplemental cash flow information:
Cash paid for interest	$8,006	$19,479	$29,086	$21,080

Non-cash investing and financing activities:
Non-cash capital expenditures	$4,006,006	$1,339,013	$8,860,596	$4,854,590

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
(A Development Stage Company)
Statements of Shareholders' Equity
(Unaudited)

						Deficit Accumulated
	Preferred Stock		Common Stock		Paid-in	During the
	Shares	Amount	Shares	Amount	Capital	Development Stage	Total

January 28, 2008, equity offering	100	$-	8,100,000	$81	$-	$-	$81

April 1, 2008, issuance of common stock in
connection with notes payable	-	-	275,000	3	12,235	-	12,238

April 9, 2008, equity offering	-	-	5,980,000	60	266,050	-	266,110

April 14, 2008, unit offering, net	-	-	4,167,500	42	6,143,852	-	6,143,894

June 1, 2008, issuance of common stock in
connection with notes payable	-	-	41,325	-	11,157	-	11,157

September 29, 2008, issuance of common stock
in connection with note payable	-	-	62,500	1	16,874	-	16,875

December 29, 2008, issuance of common stock
in connection with note payable	-	-	37,500	-	10,125	-	10,125

Stock - based compensation	-	-	4,800,000	48	233,445	-	233,493

Net loss	-	-	-	-	-	(2,646,568)	(2,646,568)

Total Shareholders' Equity, December 31, 2008	100	$-	23,463,825	$235	$6,693,738	$(2,646,568)	$4,047,405

April 14, 2008, unit offering follow-on, net	-	-	570,500	6	93,050	-	93,056

January 2, 2009, issuance of common stock
in connection with note payable	-	-	12,500	-	3,375	-	3,375

January 6, 2009, issuance of common stock
in connection with note payable	-	-	12,500	-	3,375	-	3,375

January 14, 2009, issuance of common stock
in connection with note payable	-	-	50,000	1	13,499	-	13,500

January 30, 2009, issuance of common stock
in connection with September 29, 2008
note payable	-	-	31,250	-	8,438	-	8,438

February 24, 2009, retirement of preferred shares	(100)	-	-	-	-	-	-

February 28, 2009, issuance of common stock
in connection with September 29, 2008
note payable	-	-	31,250	-	8,438	-	8,438

March 24, 2009, issuance of common stock
in connection with September 29, 2008
note payable	-	-	31,250	-	8,438	-	8,438

March 24, 2009, issuance of common stock
in connection with amendment of
September 29, 2008 note payable	-	-	200,000	2	53,998	-	54,000

Warrants issued in connection with the
2009 Convertible Note	-	-	-	-	277,450	-	277,450

Warrants issued for consulting services	-	-	-	-	180,651	-	180,651

Shares issued for consulting services	-	-	202,000	2	141,498	-	141,500

Stock -based compensation	-	-	1,950,000	20	600,280	-	600,300

Cancellation of restricted shares	-	-	(200,000)	(2)	2	-	0

Net loss	-	-	-	-	-	(3,663,932)	(3,663,932)

Total Shareholders' Equity, September 30, 2009	-	$-	26,355,075	$264	$8,086,230	$(6,310,500)	$1,775,994

The accompanying notes are an integral part of these financial statements.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

1.	Organization, Nature of Activities and Basis of Presentation

STW Resources, Inc. (“STW” or the “Company”) is a development stage Nevada corporation formed on January 28, 2008, to utilize state of the art water reclamation technologies to reclaim fresh water from highly contaminated oil and gas hydraulic fracture flow-back salt water that is produced in conjunction with the production of oil and gas.  STW has been working to establish contracts with oil and gas operators for the deployment of multiple water reclamation systems throughout Texas, Arkansas, Louisiana and the Appalachian Basin of Pennsylvania and West Virginia.  STW, in conjunction with energy producers, operators, various state agencies and legislators, are working to create an efficient and economical solution to this complex problem.  The Company is also evaluating the deployment of similar technology in the municipal wastewater industry.

The Company has prepared the accompanying unaudited financial statements in accordance with accounting principles generally accepted in the United States of America for interim financial information.  These financial statements should be read together with the financial statements and notes in the Company’s 2008 audited financial statement.  Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted.  The accompanying financial statements reflect all adjustments and disclosures, which, in the Company’s opinion, are necessary for fair presentation.  All such adjustments are of a normal recurring nature.  The results of operations for the interim periods are not necessarily indicative of the results of the entire year.

On August 28, 2009, the Company entered into a Letter of Intent ("LOI") with WoozyFly, Inc. ("WoozyFly"), a corporation incorporated under the laws of Nevada and its common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "WZFL", whereby a subsidiary of WoozyFly will merge with and into the Company, with the Company continuing as the surviving corporation.  Pursuant to the LOI, there would be a one for one exchange of Woozyfly's shares of common stock and securities for all of the issued and outstanding voting capital stock of the Company.

The Company’s operations are located in the United States of America and the principal executive offices are located at 3417 Mercer, Suite D, Houston, TX 77027.

Status of Relationship with GE Water & Process Technologies

STW entered into a Memorandum of Understanding with GE Water & Process Technologies (“GE Water”), a unit of General Electric Company, dated February 14, 2008 (“MOU”) to jointly develop off-take agreements with oil and gas operators for the deployment of multiple water reclamation systems throughout Texas, Arkansas, Louisiana and the Appalachian Basin.  STW and GE Water formalized their relationship on May 22, 2008, by entering into a definitive Teaming Agreement (“Teaming Agreement”), which superseded the MOU.  The Teaming Agreement was drafted in accordance with the terms of the MOU and provides greater certainty as to each party’s responsibilities and as to the process of entering into agreements with and providing services to customers.  The Teaming Agreement sets forth the terms and conditions that will govern the STW and GE Water relationship when STW is successful in selling its services to an identified prospect.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

In April 2008, STW entered into a purchase order with GE Water (“Purchase Order”), for the purchase of a modularized produced water evaporator system (the “Evaporator System”) capable of processing approximately 720,000 gallons per day.  The total commitment under the Purchase Order was $14.5 million, to be paid over eight installments.  As of September 30, 2009, the Company has paid a total of approximately $4.7 million.  Included in this total is $300,000 of its $1.5 million second installment payment which was due at the end of June 2008.  The Company is currently in arrears on the remaining $1.2 million under the second installment payment and is also in arrears in its third installment payment of $3.6 million which was due on November 28, 2008, the fourth installment payment of $1.5 million which was due on February 27, 2009, and the fifth installment payment of $1.8 million which was due on August 28, 2009.  The total of all amounts invoiced and unpaid, including accrued interest of approximately $998,000, through September 30, 2009, totaled $9.0 million.  In addition, pursuant to the terms of the Purchase Order, the Company is required to post a letter of credit securing the balance of the payments due under the Purchase Order, totaling $1.9 million, which the Company has not yet done.  Finally, in April 2009, the Company issued a change order to the Purchase Order to increase the overall processing capacity to approximately one million gallons per day.  This change order obligated the Company to additional payments totaling approximately $1.2 million.

On January 12, 2009, GE Water sent a notice of default with respect to the past due payments on the Evaporator System, and the required posting of the letter of credit, as set forth under the Purchase Order, with a requirement that such default be cured within 30 days from the date of the notices.  GE Water took no further action with respect to the notice of default until August 13, 2009.

On August 13, 2009, GE Water provided the Company a six month additional grace period, through February 13, 2010.  At the end of the additional six month grace period, if the Company has not met its obligations, GE Water represented that it would meet with the Company to determine the state of the investment market and grant or not grant an additional grace period, as necessary.  If, after February 13, 2010, GE Water elected to not extend the Company’s payment obligations, GE Water could foreclose on the Evaporator System, resulting in the loss of payments advanced to date by the Company and future use of the Evaporator System under construction.

On October 1, 2009, GE Water sent a letter to STW unilaterally announcing to STW that GE was canceling the Company’s Purchase Order due to STW’s inability to pay the current amounts due.  GE Water also demanded a “termination” payment of $750,000.  In the same letter, GE Water unilaterally announced it was cancelling the Teaming Agreement citing GE Water’s belief that STW was insolvent.  GE Water prefaced its cancellation of the Purchase Order and Teaming Agreement on a failure of GE Water and STW to renegotiate a substitute Teaming Agreement.  On October 8, 2009, STW responded to GE Water in writing rejecting GE Water’s unilateral termination of the Purchase Order and Teaming Agreements, among other things including that GE Water had the contractual requirement to arbitrate certain of the disputed matters raised by GE Water’s October 1, 2009 letter. In discussions in December 2009 between STW management and GE Water, GE Water expressed continued interest in working with the Company by providing technical support and a willingness to resolve their differences, pending the results of STW’s merger and capital raise in January 2010.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

Going Concern

The Company from Inception (January 28, 2008) through September 30, 2009, has not had any significant revenues.  The Company has no significant operating history as of September 30, 2009, has accumulated losses and negative cash flow from operations since inception and is currently in default of amounts past due to GE Water.  From Inception (January 28, 2008) through September 30, 2009, management has raised equity and debt financing to fund operations and to provide working capital.  However, there is no assurance that in the future such financing will be available to meet the Company’s needs.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond.  These steps include (a) raising additional capital and/or obtaining financing; (b) continue to work in good faith with GE Water to perform its obligations under the Teaming Agreement and the Purchase Order, (c) executing contracts with oil and gas operators and municipal utility districts; and (d) controlling overhead and expenses.  There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing.  There can be no assurance that any additional financings will be available to the Company on satisfactory terms and conditions, if at all.

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy.  To date, management has not considered this alternative, nor does management view it as a likely occurrence.

The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the possible inability of the Company to continue as a going concern.

2.	Summary of Significant Accounting Policies

Recently Adopted Accounting Pronouncements

 In June 2009, the FASB issued SFAS No. 168, “The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles,” which has been primarily codified into ASC Topic 105, “Generally Accepted Accounting Standards.”  This guidance establishes the FASB Accounting Standards Codification, which officially commenced July 1, 2009, to become the single source of authoritative U.S. GAAP recognized by the FASB to be applied by nongovernmental entities.  Rules and interpretive releases of the SEC under authority of federal securities laws are also sources of authoritative U.S. GAAP for SEC registrants.  All other accounting literature excluded from the Codification is considered nonauthoritative.  The subsequent issuances of new standards will be in the form of Accounting Standards Updates that will be included in the Codification.  Generally, the Codification does not change U.S. GAAP.  This statement is effective for financial statements issued for interim and

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

annual periods ending after September 15, 2009.  The Company has adopted this standard for the quarter ending September 30, 2009.  The standard has had a minimal effect on the Company’s financial statement disclosures, as all references to authoritative accounting literature are referenced in accordance with the Codification.

In May 2009, the FASB issued SFAS No. 165, “Subsequent Events,” which was primarily codified into FASB Accounting Standards Codification (ASC, also known collectively as the Codification) Topic 855, “Subsequent Events.” This guidance establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued. In particular, this statement sets forth:

•
The period after the balance sheet date during which management of a reporting entity should evaluate events or transactions that may occur for potential recognition or disclosure in the financial statements; and

•	The circumstances under which an entity should recognize events or transactions occurring after the balance sheet date in its financial statements; and

•	The disclosures that an entity should make about events or transactions that occurred after the balance sheet date.

     ASC Topic 855 is effective for interim or annual periods ending after June 15, 2009, and is to be applied prospectively.  The Company adopted ASC Topic 855 as of June 30, 2009.  We evaluated all events or transactions that occurred after September 30, 2009, up through the date these financial statements became available for issue on January , 2010.    For further discussion about subsequent events, see Note 10 – Subsequent Events.

3.	Property and Equipment

The Company’s property and equipment at September 30, 2009, consists principally of $12.6 million of work-in-progress on the Company’s first Evaporator System from GE Water.  Progress payments totaling $4.7 million have been paid-to-date, with a total of $7.9 million outstanding at September 30, 2009, and included in accounts payable.  The Company capitalized a total of $150,132 of interest on past-due payments charged by GE Water during the period from Inception (January 28, 2008) through December 31, 2008, and an additional $838,444 during the period from January 1, 2009, through September 30, 2009, all which is outstanding at September 30, 2009, and included in accounts payable.

The Company recognized total depreciation expense of $13,640 during the period from Inception (January 28, 2008) through December 31, 2008, and an additional $20,360 during the period from January 1, 2009, through September 30, 2009, related to vehicles and furniture and fixtures which carry useful lives ranging from three to five years.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

4.	Accounts Payable and Accrued Expenses

Accounts payable and accrued expenses at September 30, 2009, consists principally of $9.0 million related to amounts due on the Company’s first Evaporator System from GE Water, including accrued interest of approximately $998,000, as well as various other amounts due primarily to formation costs and capital raising activities.

5.	Notes Payable

The Company’s notes payable at September 30, 2009 and December 31, 2008, consisted of the following:

	September 30,	December 31,
Name	2009	2008

September 2008 Bridge Note	$-	$125,000

CEO Bridge Note	-	75,000

2009 12% Convertible Notes:
Conversion of outstanding bridge notes	727,903	-
Cash issuances	650,000	-
Total 2009 12% Convertible Notes	1,377,903	-

Deferred Compensation Convertible Notes	800,436	-

Other Financing	3,712	97,981

Unamortized debt discount	(181,557)	-

Total Notes Payable	$2,000,494	$297,981

April 2008 Notes

In April 2008, the Company issued promissory notes (the “April 2008 Notes”) totaling $1.1 million.   Each note bore interest at a rate of 10% per annum.  Principal and accrued but unpaid interest on each note was payable in full on June 1, 2008.  Pursuant to the terms of the April 2008 Notes, the Company was also required to issue one-quarter (0.25) share of Common Stock for each dollar of principal amount advanced.  A total of 275,000 shares of Common Stock were issued and were valued at an aggregate of $12,238, based upon the price of the Company’s shares of Common Stock issued under the most recent private placement offering prior to the issuance of the April 2008 Notes.  This value was recorded as a discount to the notes and amortized to interest expense using the effective interest rate method over the term of the notes.  The Company also incurred $55,100 of debt issue costs.  This cost was amortized to interest expense using the effective interest rate method over the term of the notes.

On June 1, 2008, the Company requested and obtained temporary waivers of repayment of the April 2008 Notes until the closing of additional equity funding.  In consideration of such extension, the Company issued to each note holder an additional 0.375 share of Common Stock for each dollar of principal advanced.  A total of 41,325 additional shares of Common Stock were issued.  These additional shares of Common Stock were valued at an aggregate of $11,157, based

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the April 2008 Notes and amortized to interest expense using the effective interest rate method over the term of the notes.

The April 2008 Notes were repaid in full during June 2008.

September 2008 Bridge Note and March 2009 Bridge Note

On September 29, 2008, the Company entered into a securities purchase agreement with an accredited investor (the “September 2008 Bridge Investor”) providing for the issuance by the Company to the September 2008 Bridge Investor of its 12% promissory note in the principal amount of $125,000 (the "September 2008 Bridge Note").  In addition to the September 2008 Bridge Note, the September 2008 Bridge Investor also received 62,500 shares of common stock of the Company.  These shares of Common Stock were valued at an aggregate of $16,875, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the September 2008 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the notes.  The September 2008 Bridge Note matured on December 28, 2009.  Interest associated with this note was 12% per annum, payable on the maturity date.  In the event that all amounts due under the note were not paid by the maturity date, the Company was required to issue an additional 31,250 shares to the September 2008 Bridge Investor every 30 days that any amounts remain outstanding on the note.

On March 24, 2009, the Company entered into a securities purchase agreement with the September 2008 Bridge Investor providing for the rollover of the $125,000 principal amount outstanding under the September 2008 Bridge Note and the advancing of an additional $50,000 (the “March 2009 Bridge Note”).  Pursuant to the terms of the September 2008 Bridge Note, the Company issued penalty shares, totaling 93,750 additional shares of the Company’s Common Stock, to the September 2008 Bridge Investor.  These shares of Common Stock were valued at an aggregate of $25,314, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the September 2008 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  In addition to the March 2009 Bridge Note, the September 2008 Bridge Investor also received an additional 200,000 shares of common stock of the Company.  These shares of Common Stock were valued at an aggregate of $54,000, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the March 2009 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  The September 2008 Bridge Investor was also entitled to a $15,000 financing fee payable at maturity.  This fee was accrued as a discount to the March 2009 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  The March 2009 Bridge Note matured on the earlier of 90 days from closing or upon closing of a private placement by the Company, with net proceeds to the Company of at least $1.0 million.  Interest associated with this note was 12% per annum, payable on the maturity date.   In the event that all amounts due under the note are not paid by the maturity date, the Company was required to issue an additional 40,000 shares to the September 2008 Bridge Investor every 30 days that any amounts remain outstanding on the note.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

CEO Bridge Note

On December 29, 2008, the Company entered into a securities purchase agreement with the Company’s then Chairman and Chief Executive Officer for the issuance by the Company of its 10% promissory note in the principal amount of $75,000 (the "CEO Bridge Note").  In addition to the CEO Bridge Note, the CEO also received 37,500 shares of Common Stock of the Company.  These shares of Common Stock were valued at an aggregate of $10,125, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the CEO Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the note.  The CEO Bridge Note matured on March 29, 2009.  Interest associated with the CEO Bridge Note was 10% per annum, payable on the maturity date.

January 2009 Bridge Notes

On January 2, 2009, and January 6, 2009, the Company entered into securities purchase agreements with two accredited investors (the “January 2009 Bridge Investors”) for the issuance by the Company of a 10% promissory note in the principal amount of $25,000 to each of the January 2009 Bridge Investors (the "January 2009 Bridge Notes").  In addition to the January 2009 Bridge Notes, the January 2009 Bridge Investors also each received 12,500 shares of Common Stock of the Company.  These shares of Common Stock were valued at an aggregate of $6,750, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the January 2009 Bridge Notes and was amortized to interest expense using the effective interest rate method over the term of the notes.  The January 2009 Bridge Notes matured on the earlier of 90 days from closing or upon closing of a private placement by the Company.  Interest associated with the January 2009 Bridge Notes was 10% per annum, payable on the maturity date.

January 14, 2009 Bridge Note

On January 14, 2009, the Company entered into a bridge loan letter agreement and a securities purchase agreement with an accredited investor (the “January 14, 2009 Bridge Investor”) for the issuance by the Company of a 15% promissory note in the principal amount of $400,000 to the January 14, 2009 Bridge Investors (the "January 14, 2009 Bridge Note").  In addition to the January 14, 2009 Bridge Notes, the January 14, 2009 Bridge Investors also received 50,000 shares of Common Stock of the Company.  These shares of Common Stock were valued at $13,500, based on the estimated fair value of the Company’s Common Stock at that date.  This amount was recorded as a discount to the January 14, 2009 Bridge Note and was amortized to interest expense using the effective interest rate method over the term of the notes.   In connection with entering into the bridge loan letter agreement, the Company also issued warrants to acquire 480,000 shares of the Company’s Common Stock and paid $40,000 in fees.  The warrants are exercisable for a period of five years at an exercise price of $3.00 per share.  Using the Black Scholes pricing model, with volatility of 100%,  a risk-free interest rate of 1.5% and a 0% dividend yield, the warrants were determined to have a fair value of $48,168, with such value recorded as a discount to the January 14, 2009 Bridge Note and to additional paid-in capital.  This discount, along with the $40,000 in fees, was amortized using the effective interest rate method over the term of the indebtedness.  The January 14, 2009 Bridge Note matured 90 days from closing.  Interest associated with the January 14, 2009 Bridge Note was 15% per annum, payable on the maturity date.

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

2009 12% Convertible Notes

In April 2009, the Company commenced an offering of its 12% Convertible Notes (the “2009 12% Convertible Notes”).  Each 2009 12% Convertible Note is convertible, at any time at the option of the holder, into shares of the Company’s common stock, at an initial conversion price of $0.25 per share (the “Conversion Price”).   The 2009 12% Convertible Notes bear interest at 12% per annum and mature 12 months from the date of issuance.  For each 2009 12% Convertible Note purchased, each investor received a warrant  to purchase up to such number of shares of the Company’s common stock equal to one-half of the face amount of the 2009 12% Convertible Note divided by the Conversion Price.  The warrants are exercisable for a period of five years from the date of issuance at an exercise price of $3.00 per share.  Through September 30, 2009, the Company had issued a total of $650,000 face value of its 12% Convertible Notes for cash.

In April 2009, the holders of the CEO Bridge Note, the January 2009 Bridge Notes, the January 14, 2009 Bridge Note and the March 2009 Bridge Note agreed to convert the $700,000 total of their outstanding notes, plus accrued interest of $12,903 and deferred fees of $15,000, into the 2009 12% Convertible Notes.

In connection with the issuance of the 2009 12% Convertible Notes, the Company had issued 2,755,805 Warrants to acquire the Company’s common stock to investors and an additional 330,696 Warrants to acquire the Company’s common stock, all on the terms set forth above.  Using the Black Scholes pricing model, with volatility of 100%,  a risk-free interest rate of 2.5% and a 0% dividend yield, the warrants were determined to have a fair value of $277,449, with such value recorded as a discount to the 2009 12% Convertible Notes and to additional paid-in capital.  This discount will be amortized using the effective interest rate method over the term of the indebtedness.

Deferred Compensation Convertible Notes

Beginning in February 2009, the Company has been unable to meet its contractual employment related obligations and has been accruing, as a component of accrued expenses, past due salaries to its employees and, as a component of accounts payable, severance payments payable to its former Chief Executive Officer and fees due its in-house counsel.  Through September 30, 2009, the Company, in partial satisfaction of these past due amounts, had issued $800,436 principal amount of 12% convertible notes (the “Deferred Compensation Convertible Notes”) on the basis of $2.00 of Deferred Compensation Convertible Note face value for each $1.00 of compensation deferred.  Each Deferred Compensation Convertible Note is convertible, at any time at the option of the holder, into shares of the Company’s common stock, at an initial conversion price of $0.25 per share (the “Conversion Price”).   The Deferred Compensation Convertible Notes bear interest at 12% per annum and mature 12 months from the date of issuance.

Other Financings

The Company has also entered into various vehicle and insurance financing contracts with amounts outstanding totaling $97,981 as of December 31, 2008.  Of this amount, $62,181 was reflected as notes payable – non-current at December 31, 2008, as the original maturity exceeded

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

December 31, 2009.  However, the entire balance of the long-term total of $62,181 was repaid in 2009.

6.	Capital Stock

Preferred Stock

The Company has authorized 10,000,000 shares of Preferred Stock.  In April 2008, the Company designated the Series A Preferred Stock, with a par value of $0.0001 per share, and authorized the issuance of 100 shares to the Company’s then Chairman and Chief Executive Officer.  The Series A Preferred Stock provides voting rights as if each share of Series A Preferred Stock is equal to 80,000 shares of the Company’s Common Stock.  The holder of Series A Preferred Stock is entitled to vote together with the holders of the Common Stock on all matters that the Common Stock is entitled to vote on.

Effective February 24, 2009, the Company acquired, and retired, from its former Chairman and Chief Executive Officer, the 100 shares of Series A Preferred Stock then outstanding, in exchange for a commitment by the Company to issue its former Chairman and Chief Executive Officer a warrant to purchase 1.5 million shares of the Company’s Common Stock at $8.00 per share, with a five-year exercise period.

Common Stock

The Company has authorized 250,000,000 shares of Common Stock.

On January 28, 2008, the Company issued 8,100,000 shares of Common Stock at $0.0001 per share for total consideration of $81.

On April 9, 2008, the Company issued 5,980,000 shares of Common Stock at $0.0445 per share for total consideration of $266,110.

On April 14, 2008, the Company commenced a unit offering (the “$2.00 Unit Offering”) whereby each unit consisted of one share of the Company’s Common Stock and a warrant to acquire one and one-half share of the Company’s Common Stock as follows: (i) 0.5 shares at an exercise price equal to $3.00 per share, (ii) 0.5 shares at an exercise price equal to $4.00 per share, and (iii) 0.5 shares at an exercise price equal to $8.00 per share. Each Warrant is exercisable for three years from date of issue.  As of December 31, 2008, the Company had sold an aggregate of 3,467,500 units for gross proceeds of $6.9 million.  The Company incurred costs of $0.8 million in issuing the shares, resulting in net proceeds of $6.1 million.  The Company also issued 700,000 Common Shares for investment banking compensation associated with this offering.  These shares were valued at an aggregate of $98,800, based on the estimated fair value of the Company’s Common Stock at that date. In January 2009, the Company issued an additional 500,000 Common Shares for investment banking compensation and 62,500 Units under its $2.00 Unit Offering, realizing gross proceeds of $125,000.  The Company incurred costs of $31,944, resulting in net proceeds of $93,056.

In connection with the April 2008 Notes, the Company issued a total of 275,000 shares of Common Stock which were valued at an aggregate of $12,238, based upon the price of the

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

Company’s shares of Common Stock issued under the most recent private placement offering prior to the issuance of the April 2008 Notes.  Upon the extension of the April 2008 Notes in June 2008, the Company issued a total of 41,325 additional shares of Common Stock.  These additional shares of Common Stock were valued at an aggregate of $11,157, based on the estimated fair value of the Company’s Common Stock at that date.

In connection with the September 2008 Bridge Note, the Company issued a total of 62,500 shares of Common Stock which were valued at an aggregate of $16,875, based upon the estimated fair value of the Company’s Common Stock at that date.

In connection with the CEO Bridge Note, the Company issued a total of 37,500 shares of Common Stock which were valued at an aggregate of $10,125, based upon the estimated fair value of the Company’s Common Stock at that date.

Warrants

In January 2009, the Company issued a warrant to acquire 1,500,000 common shares at an exercise price of $4.00 for five years for professional services for business development consultation.  Using the Black Scholes pricing model, with volatility of 100%, a risk-free interest rate of 1.5% and a 0% dividend yield, the warrant was determined to have a fair value of $132,483, with such value recorded as professional fee expense and additional paid-in capital.

Total Dilutive Securities

As of September 30, 2009, the Company had the following dilutive securities to acquire the Company’s Common Stock outstanding:

	Number of
	Underlying	Exercise
Security	Common Shares	Price	Term

Warrants associated with the
$2.00 Unit Offering	5,844,900	$3.00	2011 - 2012
Warrants issued for
Professional Services	1,500,000	$4.00	2014
Warrant associated with the
January 14, 2009 Bridge Note	480,000	$3.00	2014
Warrant associated with the
acquisition of the Company's
Preferred Shares oustanding	1,500,000	$8.00	2014
2009 12% Convertible Notes	5,511,611	$0.25	2010
Deferred Compensation
Convertible Notes	3,201,742	$0.25	2010
Warrants associated with the
2009 12% Convertible Notes	3,086,501	$3.00	2014

	21,124,754

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

7.	Stock-Based Compensation

Since Inception (January 28, 2008), the Company issued 6.8 million shares of the Company’s Common Stock to directors, employees and certain consultants.  As of September 30, 2009, 200,000 of these shares have been forfeited.  The following table sets forth the number of shares outstanding, the fair value at date of issue and the period over which the shares vest:

	Number of	Fair
	Shares	Value per	Vesting
Date	Issued	Share	Period

April 22, 2008	2,550,000	$0.0445	Immediate
April 22, 2008	350,000	$0.0445	six months
May 8, 2008	100,000	$0.0445	Immediate
May 19, 2008	1,300,000	$0.0445	Immediate
October 1, 2008	50,000	$0.27	Immediate
June 1, 2008	250,000	$0.27	13 months
February 10, 2009	800,000	$0.27	Immediate
May 31, 2009	200,000	$0.27	Immediate
June 1, 2009	150,000	$0.25	Immediate
June 15, 2009	800,000	$0.25	Immediate
	6,550,000

During the period from Inception (January 28, 2008) through December 31, 2008, the Company recognized $233,493 in compensation cost associated with the issuance of these shares and recognized an additional $600,300 during the nine months ended September 30, 2009.  At September 30, 2009, the Company had no remaining compensation cost to be recognized related to the issuances set forth above.

8.	Commitments

In April 2008, the Company entered into an Equipment and Services Contract with GE Water with respect to the purchase by the Company of an Evaporator System, along with necessary pre-treatment facilities, capable of handling 500 gallons per minute of oil field fractionation and/or oil field produced waste water.  The contract price totaled $14.5 million.  The Company has made progress payments totaling $4.7 million, with the balance of the contract price payable upon the attainment of project milestones by GE Water over approximately 18 months. In April 2009, the Company issued a change order to increase the overall processing capacity to approximately one million gallons per day.  This change order obligated the Company to additional payments totaling approximately $1.2 million.  See Note 1.

9.	Related Party Transactions

In connection with the Company’s issuance of the April 2008 Notes, Viewpoint Securities, LLC (“Viewpoint”), the Company’s financial and capital markets advisor and of which one of its Partners is a member of the Company’s Board of Directors, advanced the Company $100,000 (the

STW RESOURCES, INC.
NOTES TO FINANCIAL STATEMENTS
September 30, 2009
(Unaudited)

“Viewpoint Note”) pursuant to the terms of the April 2008 Notes and subsequent April 2008 Notes extension.  The Viewpoint Note was repaid in June 2008, along with accrued interest totaling $1,315 and the issuance of 28,750 shares of the Company’s Common Stock (see Note 5).  In addition, in connection with the issuance of the April 2008 Notes, the Company incurred a placement fee to Viewpoint totaling $55,100.

In connection with the Company’s issuance of the April 2008 Notes, the Company’s then Chief Financial Officer advanced the Company $100,000 (the “CFO Note”) pursuant to the terms of the April 2008 Notes and subsequent April 2008 Notes extension.  The CFO Note was repaid in June 2008, along with accrued interest totaling $1,671 and the issuance of 28,750 shares of the Company’s Common Stock (see Note 5).

In connection with the Company’s capital raising activities, the Company had incurred, as of September 30, 2009, a total of $982,787 in fees and expenses payable to Viewpoint and issued, pursuant to the terms of its arrangement with Viewpoint, 1,200,000 shares of Common Stock and 366,600 warrants to purchase one and one-half shares of the Company’s Common Stock on the same terms as the warrants issued in the $2.00 Unit Offering and 330,696 warrants to purchase shares of the Company’s Common Stock on the same terms as the warrants issued with the 2009 12% Convertible Notes.  At September 30, 2009, the Company had a balance due Viewpoint of $161,787 recorded in accounts payable.

10.	Subsequent Events

Effective January 17, 2010, the Company, through a Shareholder Consent of a majority of its shareholders, entered into an Agreement and Plan of Merger with WoozyFly, Inc. ("WoozyFly"), a corporation incorporated under the laws of Nevada and its common shares are quoted on the Over-the-Counter Bulletin Board under the symbol "WZYFQ", whereby a subsidiary of WoozyFly will merge with and into the Company, with the Company continuing as the surviving corporation.  WoozyFly, Inc. has filed for Chapter 11 bankruptcy protection and has requested the bankruptcy court approve a plan pursuant to which WoozyFly, through a subsidiary, acquire STW Resources in a one for one exchange of 26,543,075 shares of common stock and securities of WoozyFly for all of the issued and outstanding voting capital stock of the Company, and allow WoozyFly to exit bankruptcy.  This transaction is currently pending approval by the bankruptcy court.

In October and November the company issued and additional $50,000 and $40,000 face value of its 12% Convertible Notes respectively.